UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2010 (March 29, 2010)

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Executive Officers.

On February 25, 2010, the Compensation Committee approved and adopted, subject to tax and legal review, the following incentive plans for the Executives which include Mr. Reading, Chief Executive Officer (“CEO”), Mr. McAfee, Chief Financial Officer (“CFO”), and Mr. McDowell, Chief Operating Officer (“COO”).

• Objective Long-Term Incentive Plan

• Discretionary Long-Term Incentive Plan

• Objective Cash Bonus Plan

• Discretionary Cash Bonus Plan

The above plans are included as Exhibits 99.1, 99.2, 99.3 and 99.4 to this report. The discussions set forth below are qualified in their entirety by reference to such exhibits.

Objective Long- Term Incentive Plan (“Objective LTIP”). Under the Objective LTIP, Executives have an opportunity to receive restricted stock awards (“RSAs”) under the Amended and Restated 1999 Employee Stock Option Plan (“1999 Plan”), to be granted by the Compensation Committee (as the term “Committee” is defined in Section 3.1 of the 1999 Plan) in the first quarter of 2011. The following maximum amounts of RSAs may be granted under this Objective LTIP based upon the achievement of the performance goals relating to earnings per share as follows:  CEO = 15,000 shares; CFO = 10,000 shares; COO = 10,000 shares.

The performance goals relating to earnings per share are detailed below:

Performance Goals	Objective
2010	Amount of Maximum Shares
EPS (1)	That may be Awarded

$1.14	40%
$1.15	46%
$1.16	52%
$1.17	58%
$1.18	64%
$1.19	70%
$1.20	76%
$1.21	82%
$1.22	88%
$1.23	94%
$1.24	100%

Before any RSAs are granted, the Compensation Committee shall certify in writing that the performance goals have been obtained in accordance with Code Section 162(m), and any RSAs to be granted hereunder shall be made no later than March 15, 2011.  The Executive must be employed by the Company or its affiliates from the Effective Date through the actual date of the grant of RSAs to receive a RSA.  All RSAs shall be granted in writing and subject to the terms of the 1999 Plan and the terms and conditions (including without limitation, restrictions in transfer and substantial risk of forfeiture) as determined by the Compensation Committee in its sole discretion.  RSAs that are granted under this Plan will vest evenly over 16 quarters, beginning March 31, 2011 and ending December 31, 2014.  To vest, Executive must be a full-time employee/officer of USPH at vesting date.  In the event of a Change in Control (as defined in Executive’s employment agreements) occurring after the actual grant date while the Executive is a full-time employee/officer of USPH, any unvested RSAs will be fully vested at or contemporaneous and in conjunction with such Change in Control.

The Compensation Committee has established this Objective LTIP under Section 6.11 of the 1999 Plan and the RSAs, if any, granted hereunder are intended to meet the performance-based exception under Code Section 162(m).  The Compensation Committee has authority to administer the Objective LTIP, grant awards and decide all questions of interpretation; provided, however, that the Compensation Committee shall have no discretion to increase the maximum award amounts that are payable as provided below and/or otherwise increase or modify an award which would disqualify the award for the performance-based exception under Code Section 162(m).  There will be no acceleration of the actual grant of an award hereunder due to the Executive’s termination for cause or without good reason or Executive’s voluntary retirement that would violate Code Section 162(m) as provided under Revenue Ruling 2008-13.  The Compensation Committee’s determinations and interpretations under the Objective LTIP shall be final and binding on all persons.

Discretionary Long-Term Incentive Plan (“Discretionary LTIP”).  The Committee may, in its judgment and at its sole discretion, grant RSAs under the 1999 Plan, based on its evaluation of an Executive’s performance and the collective corporate performance for 2010.  Factors to be considered may include, but shall not be limited to (i)general operational management relative to the external environment, (ii) accretive acquisitions, share repurchases, etc. (“effective deployment of capital”), (iii) management development, (iv) same store growth, (v) initiatives to enhance/improve the overall quality of patient care, (vi) clinic productivity improvements, (vii) clinic development, including number and quality of new partners, (viii) sales and marketing, (ix) regulatory compliance, (x) maintaining adequate internal controls, (xi) investor relations, (xii) cash flow, including management of accounts receivables and (xiii) stock price performance. More weight may be given to strategies implemented and management decisions made during 2010 that enhance (or are likely to enhance) the long-term value of the Company. The following shall be the maximum amount of shares that may be awarded under this program to each specified participant:  CEO = up to 15,000 shares; CFO = up to 10,000 shares; COO = up to 10,000 shares.

This Discretionary LTIP shall be administered by the Compensation Committee.  The Compensation Committee shall have the exclusive authority to interpret and construe the terms of this plan and make all determinations under this plan, and its decisions shall be final and binding in all persons.

Any RSAs granted under this program shall be granted under the 1999 Plan in the first quarter of 2011 after the Compensation Committee determines the goals have been met and the amount of the RSAs to be granted to each participant but in all events on or before March 15, 2011.  In addition, RSAs shall be granted only if the participant remains employed by the Company (or its affiliates) continuously from March 30, 2010 through the actual date of the grant of the RSA.  All RSAs shall be granted in writing and subject to the terms of the 1999 Plan and the terms and conditions (including without limitation, restrictions in transfer and substantial risk of forfeiture) as determined by the Compensation Committee in its sole discretion.  RSAs that are granted under this Plan will vest evenly over 16 quarters, beginning March 31, 2011 and ending December 31, 2014.  To vest, Executive must be a full-time employee/officer of USPH at vesting date.  In the event of a Change in Control (as defined in Executive’s employment agreements) occurring after the actual grant date while the Executive is a full-time employee/officer of USPH, any unvested RSAs will be fully vested at or contemporaneous and in conjunction with such Change in Control.

The Compensation Committee in its discretion has determined that this program is not intended to meet the performance based exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Any awards actually granted under this program shall be subject to Code Section 83(b).

Objective Cash Bonus Plan.  Under the Objective Cash Bonus Plan, Executives have an opportunity to receive a cash bonus of up to 50% of the Executive’s annual base salary for 2010 (“Base”) based on 2010 earnings per share growth as detailed below.  The Base for Mr. Reading is $393,000, Mr. McAfee $370,000 and Mr. McDowell $255,000.

2009 EPS	2010 EPS	% Change	Bonus %
$1.10	$1.10	0.00%	0%
	$1.11	0.91%	0%
	$1.12	1.82%	0%
	$1.13	2.70%	0%
	$1.14	3.60%	40%
	$1.15	4.50%	46%
	$1.16	5.40%	52%
	$1.17	6.40%	58%
	$1.18	7.30%	64%
	$1.19	8.20%	70%
	$1.20	9.10%	76%
	$1.21	10.00%	82%
	$1.22	10.90%	88%
	$1.23	11.80%	94%
	$1.24	12.70%	100%

All amounts will be awarded by the Committee in the first quarter of 2011.  Before any cash bonus is paid, the Committee shall certify in writing that the performance goals have been obtained in accordance with Code Section 162(m), and any cash bonus paid hereunder shall be made no later than March 15, 2011.  The Executive must be continuously employed by USPH or its affiliates from the Effective Date through December 31, 2010 to receive the cash bonus.

The Compensation Committee has authority to administer the Cash Bonus Plan, grant awards and decide all questions of interpretation; provided, however, that the Compensation Committee shall have no discretion to increase the maximum award amounts that are payable as provided below and/or otherwise increase or modify an award which would disqualify the award for the performance-based exception under Code Section 162(m).    The Compensation Committee’s determinations and interpretations under the Bonus Plan shall be final and binding on all persons.

Discretionary Cash Bonus Plan. Each Executive has the potential to be awarded a cash bonus of up to 50% of his Base.  This Discretionary Cash Bonus Plan shall be administered by the Committee and the Compensation Committee shall have the sole authority to grant awards and establish the amounts payable under this plan, make all determinations and interpret and construe all of the terms of this plan.  The amount, if any, of the Subjective Bonus payable under this plan shall be determined by the Compensation Committee in its sole discretion based upon the following subjective criteria: (i)general operational management relative to the external environment, (ii) accretive acquisitions, share repurchases, etc. (“effective deployment of capital”), (iii) management development, (iv) same store growth, (v) initiatives to enhance/improve the overall quality of patient care, (vi) clinic productivity improvements, (vii) clinic development, including number and quality of new partners, (viii) sales and marketing, (ix) regulatory compliance, (x) maintaining adequate internal controls, (xi) investor relations, (xii) cash flow, including management of accounts receivables and (xiii) stock price performance.  All decisions of the Compensation Committee shall be final and binding on all persons.

All amounts payable hereunder shall be paid, after the Compensation Committee has determined that the goals have been met and has calculated the amounts payable hereunder, in the first quarter of 2011 but no later than on or before March 15, 2011 in a lump sum amount and shall be payable only if the Participant remains continuously employed from March 30, 2010 through the date of the determination of the amount payable by the Committee.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibits                Description of Exhibits

99.1	U. S. Physical Therapy, Inc. Objective Long-Term Incentive Plan for Senior Management, effective March 30, 2010.

99.2	U. S. Physical Therapy, Inc. Discretionary Long-Term Incentive Plan for Senior Management for 2010, effective March 30, 2010.

99.3	U. S. Physical Therapy, Inc. Objective Cash Bonus Plan for 2010, effective March 30, 2010.

99.4	U. S. Physical Therapy, Inc. Discretionary Cash Bonus Plan for 2010, effective March 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: March 29, 2010	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial
and accounting officer)